EXHIBIT 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference into the Registration Statements on Form S-8 (Registration Nos. 333-09840, 333-12146, 333-14238, 333-109874 and 333-118930) of our report dated June 21, 2007, relating to the consolidated financial statements of Retalix Ltd., which appears in this Annual Report on Form 20-F.

/s/ Kesselman & Kesselman
A member of PricewaterhouseCoopers International Limited
Tel-Aviv, Israel
June 21, 2007